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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2002
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices)

(303) 220-7990
Registrant's telephone number, including area code

Item 5. Other Events

        The judgment and order entered by the Court on April 18, 2002 in relation to the previously announced settlement of the stockholder lawsuit regarding our purchase of the Crown Media Library became effective and final on May 20, 2002.

        The terms of the order include, among other things, that the purchase price of the Crown Media Library be reduced by 425,000 shares of Class A Common Stock, that the lawsuit be dismissed such that no plaintiff or class member could sue on their claims again and that we pay the plaintiff's attorneys' fees and expenses of $700,000 in connection with the lawsuit. Our insurers have contributed an amount of $330,000 as partial payment of the plaintiff's attorneys' fees and expenses.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)
Date	May 23, 2002	By	/s/ William J. Aliber William J. Aliber Executive Vice President and Chief Financial Officer

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  Item 5. Other Events
SIGNATURES